2/9/2026
1494789

Commonwealth of Kentucky
Michael G. Adams, Secretary of St

P601
1494789
Michael G. Adams
KY Secretary of State
Received and Filed
2/9/2026 9:17:00 AM
Fee receipt: $10.00

Michael G. Adams
Secretary of State
P. O. Box 718
Frankfort, KY 40602-0718
(502) 564-3490
http://www.sos.ky.gov

Statement of Change of Registered Office, Registered Agent, or Both

RAC

Pursuant to the provisions of KRS 14A.4-020, the undersigned hereby applies to change the registered office, registered agent, or both on behalf of

R3 ENTERPRISE Corp.

and for that purpose submits the following statements:

1. Name of current registered agent	2. Registered agent is hereby changed to:
David Dwain Jones	GREGORY K RUSHING

3. Address of current registered office	4. Registered office is hereby changed to:
235 Ruoff Drive Paducah, KY 42003	

5. Authorized Signature of Entity

Gregory K Rushing, President
Signature and Title

Gregory K Rushing, President
Type or print name and title

2/9/2026 9:17 AM
Date

6. Signature of Registered Agent

I consent to serve as the new registered agent on behalf of this corporation.

Gregory K Rushing, President
Signature and Title

Gregory K Rushing, President
Type or print name and title